Exhibit 99.1
EverCommerce Announces First Quarter 2024 Financial Results
Denver, CO (May 9, 2024) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights
•Revenue of $170.1 million, an increase of 5.6% compared to $161.1 million for the quarter ended March 31, 2023. Pro Forma Revenue, which excludes fitness, was $164.7 million, an increase of 5.7% compared to $155.8 million for the quarter ended March 31, 2023.
•Subscription and transaction fee Revenue of $134.7 million, an increase of 8.8% compared to $123.8 million for the quarter ended March 31, 2023.
•Net loss was $16.3 million, or $(0.09) per basic and diluted share, for the quarter ended March 31, 2024, compared to net loss of $20.8 million, or $(0.11) per basic and diluted share, for the quarter ended March 31, 2023.
•Adjusted EBITDA was $40.9 million for the quarter ended March 31, 2024, compared to $31.9 million for the quarter ended March 31, 2023.

“EverCommerce reported strong financial and operating metrics in the first quarter of 2024, with both Revenue and Adjusted EBITDA exceeding the top end of our guidance range,” said Eric Remer, EverCommerce’s Founder and CEO. “We will continue to focus on execution as well as the transformation and optimization initiatives that will allow us to accelerate growth and maximize shareholder value.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Share Repurchases
The Company repurchased and retired 1.2 million shares of common stock for approximately $12.1 million during the three months ended March 31, 2024. As of March 31, 2024, $27.9 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, May 9, 2024, the Company is issuing the following financial guidance for the second quarter and full year 2024. Note that the 2024 revenue guidance excludes EverCommerce’s fitness assets, which the company announced its divestiture of on March 13, 2024, and as such is non-GAAP.
Second Quarter 2024:
•Revenue is expected to be in the range of $169.5 million to $173.5 million.
•Adjusted EBITDA is expected to be in the range of $39 million to $42 million.
Full Year 2024:
•Revenue is expected to be in the range of $676 million to $696 million.
•Adjusted EBITDA is expected to be in the range of $167 million to $176 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our first quarter 2024 results and outlook today, May 9, 2024, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.

Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that help more than 708,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Fitness & Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, our focus on execution and transformation and optimization initiatives, our market opportunity, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; our ability to improve our margin, in particular within Marketing Technology Solutions; the impact of a future pandemic, epidemic or outbreak of an infectious disease on our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Pro Forma Revenue and Pro Forma Revenue Growth Rate. Pro Forma Revenue and Pro Forma Revenue Growth Rate are key performance measures that our management uses to assess our consolidated operating performance over time. Management also uses these metrics for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue and Pro Forma Revenue Growth Rate are calculated as though all acquisitions and divestitures completed as of the end of the latest period were completed as of the first day of the prior year period presented. In calculating Pro Forma Revenue and Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) and exclude revenue from divestitures and held for sale assets for the reporting periods prior to the date of divestiture, and then calculate our revenue growth rate between the two reported periods. As a result, Pro Forma Revenue and Pro Forma Revenue Growth Rate includes pro forma revenue from businesses acquired and excludes revenue from businesses divested of during the period, including revenue generated during periods when we did not yet own the acquired businesses and excludes revenue prior to the divestiture of the business. In including such pre-acquisition revenue and excluding pre-divestiture revenue, Pro Forma Revenue and Pro Forma Revenue Growth Rate allow us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue and Pro Forma Revenue Growth Rate does not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue and Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions and divestitures been consummated on the first day of the prior year period presented. We believe that these metrics are useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions and divestitures. These metrics are particularly useful to management due to the number of acquired entities.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenue less cost of revenue (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income

(loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net loss adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation and transaction-related and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as impairment charges, (gains) losses from divestitures and assets held for sale, system implementation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformation improvements. Transaction-related and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	March 31,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$89,976	$92,609
Restricted cash	—	3,570
Accounts receivable, net of allowance for expected credit losses of $5.3 million and $6.2 million at March 31, 2024 and December 31, 2023, respectively	48,405	45,417
Contract assets	15,954	16,117
Assets held for sale	12,596	—
Prepaid expenses and other current assets	27,679	22,434
Total current assets	194,610	180,147
Property and equipment, net	8,250	9,734
Capitalized software, net	39,622	42,511
Other non-current assets	39,746	42,722
Intangible assets, net	282,579	315,519
Goodwill	917,709	927,431
Total assets	1,482,516	1,518,064
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,073	$8,638
Accrued expenses and other	57,802	66,265
Deferred revenue	25,894	24,082
Customer deposits	10,822	12,891
Current maturities of long-term debt	5,500	5,500
Liabilities held for sale	5,774	—
Total current liabilities	113,865	117,376
Long-term debt, net of current maturities and deferred financing costs	525,628	526,696
Other non-current liabilities	42,337	47,956
Total liabilities	681,830	692,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 186,161,386 and 186,934,031 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	2	2
Accumulated other comprehensive loss	(11,552)	(8,017)
Additional paid-in capital	1,448,535	1,454,026
Accumulated deficit	(636,299)	(619,975)
Total stockholders’ equity	800,686	826,036
Total liabilities and stockholders’ equity	$1,482,516	$1,518,064

EverCommerce Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended March 31,
	2024	2023

Revenues:
Subscription and transaction fees	$134,724	$123,820
Marketing technology solutions	30,292	31,788
Other	5,097	5,528
Total revenues	170,113	161,136
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	56,793	55,946
Sales and marketing	29,768	30,899
Product development	20,200	18,703
General and administrative	33,790	33,863
Depreciation and amortization	22,951	25,950
Loss on held for sale and impairments	11,221	1,063
Total operating expenses	174,723	166,424
Operating loss	(4,610)	(5,288)
Interest and other expense, net	(5,791)	(15,188)
Net loss before income tax expense	(10,401)	(20,476)
Income tax expense	(5,923)	(299)
Net loss	(16,324)	(20,775)
Other comprehensive loss:
Foreign currency translation loss, net	(3,535)	(99)
Comprehensive loss	$(19,859)	$(20,874)

Basic and diluted net loss per share attributable to common stockholders	$(0.09)	$(0.11)
Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	186,635,095	190,042,673

EverCommerce Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2024	2023

Cash flows provided by operating activities:
Net loss	$(16,324)	$(20,775)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,951	25,950
Stock-based compensation expense	5,576	7,514
Deferred taxes	5,316	(177)
Amortization of deferred financing costs and non-cash interest	410	413
Loss on held for sale and impairments	11,231	1,063
Bad debt expense	1,010	1,314
Other non-cash items	(4,608)	4,641
Changes in operating assets and liabilities:
Accounts receivable, net	(4,485)	(2,634)
Prepaid expenses and other current assets	(3,087)	(5,350)
Other non-current assets	93	1,278
Accounts payable	(233)	(247)
Accrued expenses and other	(6,094)	(848)
Deferred revenue	2,401	1,321
Other non-current liabilities	(860)	(763)
Net cash provided by operating activities	13,297	12,700
Cash flows used in investing activities:
Purchases of property and equipment	(402)	(476)
Capitalization of software costs	(4,432)	(4,381)
Proceeds from disposition of fitness solutions, net of transaction costs, cash and restricted cash	1,228	—
Net cash used in investing activities	(3,606)	(4,857)
Cash flows used in financing activities:
Payments on long-term debt	(1,375)	(1,375)
Exercise of stock options	1,072	609
Repurchase and retirement of common stock	(12,068)	(29,643)
Net cash used in financing activities	(12,371)	(30,409)
Effect of foreign currency exchange rate changes on cash	(593)	50
Net decrease in cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale	(3,273)	(22,516)
Cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale:
Beginning of period	96,179	95,824
End of period	$92,906	$73,308

Supplemental disclosures of cash flow information:
Cash paid for interest	$11,095	$10,632
Cash paid for income taxes	$1,654	$517

	Three months ended March 31,
	2024	2023
	(in thousands)

Pro Forma Revenue:
Revenue	$170,113	$161,136
Plus acquisition revenue / less disposition revenue (1)	(5,403)	(5,346)
Pro Forma Revenue	$164,710	$155,790
(1) Acquisition revenue includes the estimated revenue associated with Kickserv prior to the August 10, 2023 acquisition date while the disposition revenue adjustment excludes revenue associated with fitness solutions (see Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures).

	Three months ended March 31,
	2024	2023
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$108,419	$99,281
Depreciation and amortization	4,901	5,909
Adjusted gross profit	$113,320	$105,190

	Three months ended March 31,
	2024	2023
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(16,324)	$(20,775)
Adjusted to exclude the following:
Interest and other expense, net	5,791	15,188
Income tax expense	5,923	299
Depreciation and amortization	22,951	25,950
Other amortization	1,670	1,309
Stock-based compensation expense	5,576	7,514
Transaction-related and other non-recurring costs	15,303	2,453
Adjusted EBITDA	$40,890	$31,938